Press Release

Contact:Matthew M. Partridge

Senior Vice President, Chief Financial Officer, and Treasurer

(407) 904-3324

mpartridge@ctoreit.com

FOR IMMEDIATE RELEASE	CTO Realty Growth Reports Third Quarter 2023 Operating Results

WINTER PARK, FL – October 26, 2023 – CTO Realty Growth, Inc. (NYSE: CTO) (the “Company” or “CTO”) today announced its operating results and earnings for the quarter ended September 30, 2023.

Select Results

◾Reported Net Income per diluted share attributable to common stockholders of $0.07 for the quarter ended September 30, 2023.
◾Reported Core FFO per diluted share attributable to common stockholders of $0.47 for the quarter ended September 30, 2023.
◾Reported AFFO per diluted share attributable to common stockholders of $0.48 for the quarter ended September 30, 2023.
◾Sold two properties during the quarter for total disposition activity of $20.9 million at a weighted average exit cap rate of 6.9%, generating total gains on sales of $2.5 million.
◾Reported a decrease in Same-Property NOI of (4.5%) for the quarter as compared to the comparable prior year period.
◾Signed 14 comparable leases during the quarter totaling 106,190 comparable square feet at an average cash base rent of $25.79 per square foot, representing a comparable decrease of (0.4%).
◾Repurchased 6,048 shares of Series A Preferred Stock at an average price of $18.52 per share.
◾Increased the midpoint of full year Core FFO per diluted share guidance by 4.9% and full year AFFO per diluted share guidance by 4.5%.
◾Paid a common stock cash dividend of $0.38 per share for the quarter, representing an annualized yield of 9.7% based on the closing price of the Company’s common stock on October 25, 2023.

CEO Comments

“We had a productive third quarter, selling one of our three remaining single tenant office properties at a gain and acquiring an additional 10 acres of land adjacent to our Collection at Forsyth property outside of Atlanta,” said John P. Albright, President and Chief Executive Officer of CTO Realty Growth, Inc. “Operationally, we improved our NOI margins within our existing portfolio through a combination of new tenant rent commencements and property-level cost controls, while also continuing our leasing momentum by leasing over 130,000 square feet during the quarter, generating comparable leasing spreads of 11.4% after excluding the impact of the replacement tenant for The Hall.”

Quarterly Financial Results Highlights

The table below provides a summary of the Company’s operating results for the three months ended September 30, 2023:

(in thousands, except per share data)	For the Three Months Ended September 30, 2023	For the Three Months Ended September 30, 2022	Variance to Comparable Period in the Prior Year
Net Income Attributable to the Company	$2,686	$4,817	$(2,131)	(44.2%)
Net Income Attributable to Common Stockholders	$1,491	$3,622	$(2,131)	(58.8%)
Net Income per Diluted Share Attributable to Common Stockholders (1)	$0.07	$0.19	$(0.12)	(63.2%)

Core FFO Attributable to Common Stockholders (2)	$10,462	$8,684	$1,778	20.5%
Core FFO per Common Share – Diluted (2)	$0.47	$0.47	$—	0.0%

AFFO Attributable to Common Stockholders (2)	$10,766	$8,957	$1,809	20.2%
AFFO per Common Share – Diluted (2)	$0.48	$0.49	$(0.01)	(2.0%)

Dividends Declared and Paid, per Preferred Share	$0.40	$0.40	$—	0.0%
Dividends Declared and Paid, per Common Share	$0.38	$0.38	$—	0.0%
(1)

For the three months ended September 30, 2023, the denominator for this measure excludes the impact of 3.4 million shares related to the Company’s adoption of ASU 2020-06, effective January 1, 2022, which requires presentation on an if-converted basis for its 2025 Convertible Senior Notes, as the impact would be anti-dilutive. For the three months ended September 30, 2022, the denominator for this measure includes the impact of 3.1 million shares as the impact was dilutive for the period.

(2)

See the “Non-GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Income Attributable to the Company to non-GAAP financial measures, including FFO Attributable to Common Stockholders, FFO per Common Share - Diluted, Core FFO Attributable to Common Stockholders, Core FFO per Common Share – Diluted, AFFO Attributable to Common Stockholders and AFFO per Common Share - Diluted.

Year-to-Date Financial Results Highlights

The tables below provide a summary of the Company’s operating results for the nine months ended September 30, 2023:

(in thousands, except per share data)	For the Nine Months Ended September 30, 2023	For the Nine Months Ended September 30, 2022	Variance to Comparable Period in the Prior Year
Net Income (Loss) Attributable to the Company	$(1,507)	$6,237	$(7,744)	(124.2%)
Net Income (Loss) Attributable to Common Stockholders	$(5,092)	$2,651	$(7,743)	(292.1%)
Net Income (Loss) per Diluted Share Attributable to Common Stockholders (1)	$(0.23)	$0.15	$(0.38)	(253.3%)

Core FFO Attributable to Common Stockholders (2)	$28,937	$25,396	$3,541	13.9%
Core FFO per Common Share – Diluted (2)	$1.28	$1.41	$(0.13)	(9.2%)

AFFO Attributable to Common Stockholders (2)	$31,410	$26,564	$4,846	18.2%
AFFO per Common Share – Diluted (2)	$1.39	$1.47	$(0.08)	(5.4%)

Dividends Declared and Paid, per Preferred Share	$1.20	$1.20	$0.00	0.0%
Dividends Declared and Paid, per Common Share	$1.14	$1.11	$0.03	2.4%

(1)

The denominator for this measure excludes the impact of 3.3 million and 3.1 million shares for the nine months ended September 30, 2023 and 2022, respectively, related to the Company’s adoption of ASU 2020-06, effective January 1, 2022, which requires presentation on an if-converted basis for its 2025 Convertible Senior Notes, as the impact would be anti-dilutive.

(2)

See the “Non-GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Income (Loss) Attributable to the Company to non-GAAP financial measures, including FFO Attributable to Common Stockholders, FFO per Common Share - Diluted, Core FFO Attributable to Common Stockholders, Core FFO per Common Share – Diluted, AFFO Attributable to Common Stockholders and AFFO per Common Share - Diluted.

Investments

During the three months ended September 30, 2023, the Company invested $4.3 million into 10.6 acres of land adjacent to The Collection at Forsyth.

During the nine months ended September 30, 2023, the Company invested $80.0 million into four retail property acquisitions totaling 470,600 square feet and one land parcel, and originated one $15.0 million first mortgage structured investment. These investments represent a weighted average going-in cash yield of 7.7%.

Dispositions

During the three months ended September 30, 2023, the Company sold two retail properties for total disposition volume of $20.9 million at a weighted average exit cap rate of 6.9%, generating total gains on sales of $2.5 million.

During the nine months ended September 30, 2023, the Company sold three retail properties for total disposition volume of $22.9 million at a weighted average exit cap rate of 6.7%, generating total gains on sales of $3.3 million.

Portfolio Summary

The Company’s income property portfolio consisted of the following as of September 30, 2023:

Asset Type	# of Properties	Square Feet	Weighted Average Remaining Lease Term
Single Tenant	7	372	5.3 years
Multi-Tenant	16	3,746	4.3 years
Total / Weighted Average Lease Term	23	4,118	5.1 years

Square feet in thousands.

Property Type	# of Properties	Square Feet	% of Cash Base Rent
Retail	16	2,432	56.9%
Office	2	331	7.5%
Mixed-Use	5	1,355	35.6%
Total / Weighted Average Lease Term	23	4,118	100%

Square feet in thousands.

Leased Occupancy	92.8%
Occupancy	89.6%

Same Property Net Operating Income

During the third quarter of 2023, the Company’s Same-Property NOI totaled $10.8 million, a decrease of (4.5%) over the comparable prior year period, as presented in the following table.

	For the Three Months Ended September 30, 2023	For the Three Months Ended September 30, 2022	Variance to Comparable Period in the Prior Year
Single Tenant	$1,791	$1,699	$92	5.4%
Multi-Tenant	8,971	9,575	(604)	(6.3%)
Total	$10,762	$11,274	$(512)	(4.5%)

$ in thousands.

Year-to-date, the Company’s Same-Property NOI totaled $29.4 million, a decrease of (3.4%) over the comparable prior year period, as presented in the following table.

	For the Nine Months Ended September 30, 2023	For the Nine Months Ended September 30, 2022	Variance to Comparable Period in the Prior Year
Single Tenant	$5,125	$4,880	$245	5.0%
Multi-Tenant	24,279	25,544	(1,265)	(5.0%)
Total	$29,404	$30,424	$(1,020)	(3.4%)

$ in thousands.

Leasing Activity

During the quarter ended September 30, 2023, the Company signed 21 leases totaling 132,552 square feet. On a comparable basis, which excludes vacancy existing at the time of acquisition, CTO signed 14 leases totaling 106,190 square feet at an average cash base rent of $25.79 per square foot compared to a previous average cash base rent of $25.90 per square foot, representing (0.4%) comparable decrease.

A summary of the Company’s overall leasing activity for the quarter ended September 30, 2023, is as follows:

	Square Feet	Weighted Average Lease Term	Cash Rent Per Square Foot	Tenant Improvements	Leasing Commissions
New Leases	74	7.0 years	$29.49	$1,443	$802
Renewals & Extensions	59	4.1 years	$20.79	89	63
Total / Weighted Average	133	5.9 years	$25.63	$1,532	$865

In thousands, except for per square foot and weighted average lease term data.

Comparable leases compare leases signed on a space for which there was previously a tenant.

Overall leasing activity does not include lease termination agreements or lease amendments related to tenant bankruptcy proceedings.

Year-to-date, the Company signed 70 leases totaling 399,914 square feet. On a comparable basis, which excludes vacancy existing at the time of acquisition, CTO signed 45 leases totaling 267,301 square feet at an average cash base rent of $26.15 per square foot compared to a previous average cash base rent of $25.01 per square foot, representing 4.6% comparable growth.

A summary of the Company’s overall leasing activity for year-to-date 2023, is as follows:

	Square Feet	Weighted Average Lease Term	Cash Rent Per Square Foot	Tenant Improvements	Leasing Commissions
New Leases	198	8.3 years	$24.93	$4,373	$2,109
Renewals & Extensions	202	4.2 years	$24.21	142	136
Total / Weighted Average	400	6.3 years	$24.57	$4,515	$2,245

In thousands, except for per square foot and weighted average lease term data.

Comparable leases compare leases signed on a space for which there was previously a tenant.

Overall leasing activity does not include lease termination agreements or lease amendments related to tenant bankruptcy proceedings.

Subsurface Interests and Mitigation Credits

During the three months ended September 30, 2023, the Company sold approximately 465 acres of subsurface oil, gas, and mineral rights for $0.6 million.

During the nine months ended September 30, 2023, the Company sold approximately 3,481 acres of subsurface oil, gas, and mineral rights for $1.0 million, resulting in a gain of $1.0 million.

During the three months ended September 30, 2023, the Company sold 1.0 mitigation credit for $0.1 million.

During the nine months ended September 30, 2023, the Company sold approximately 9.5 mitigation credits for $1.1 million, resulting in a gain of $0.3 million.

Capital Markets and Balance Sheet

During the quarter ended September 30, 2023, the Company completed the following capital markets activities:

◾	Repurchased 6,048 shares of Series A Preferred Stock at an average price of $18.52 per share.
◾	Entered into $160 million of 5-year forward starting interest rate swap agreements to fix SOFR at a weighted average fixed swap rate of 3.78% for periods ending between 2031 and 2033.

The following table provides a summary of the Company’s long-term debt, at face value, as of September 30, 2023:

Component of Long-Term Debt	Principal	Interest Rate	Maturity Date
2025 Convertible Senior Notes	$51.0 million	3.875%	April 2025
2026 Term Loan (1)	65.0 million	SOFR + 10 bps + [1.25% – 2.20%]	March 2026
Mortgage Note (2)	17.8 million	4.06%	August 2026
Revolving Credit Facility (3)	216.0 million	SOFR + 10 bps + [1.25% – 2.20%]	January 2027
2027 Term Loan (4)	100.0 million	SOFR + 10 bps + [1.25% – 2.20%]	January 2027
2028 Term Loan (5)	100.0 million	SOFR + 10 bps + [1.20% – 2.15%]	January 2028
Total Debt / Weighted Average Interest Rate	$549.8 million	4.56%
(1)

The Company utilized interest rate swaps on the $65.0 million 2026 Term Loan balance to fix SOFR and achieve a weighted average fixed swap rate of 0.26% plus the 10 bps SOFR adjustment plus the applicable spread.

(2)	Mortgage note assumed in connection with the acquisition of Price Plaza Shopping Center located in Katy, Texas.
(3)

The Company utilized interest rate swaps on $100.0 million of the Credit Facility balance to fix SOFR and achieve a weighted average fixed swap rate of 3.28% plus the 10 bps SOFR adjustment plus the applicable spread.

(4)	The Company utilized interest rate swaps on the $100.0 million 2027 Term Loan balance to fix SOFR and achieve a fixed swap rate of 0.64% plus the 10 bps SOFR adjustment plus the applicable spread.
(5)

The Company utilized interest rate swaps on the $100.0 million 2028 Term Loan balance to fix SOFR and achieve a weighted average fixed swap rate of 3.78% plus the 10 bps SOFR adjustment plus the applicable spread.

As of September 30, 2023, the Company’s net debt to Pro Forma EBITDA was 7.8 times, and as defined in the Company’s credit agreement, the Company’s fixed charge coverage ratio was 2.6 times. As of September 30, 2023, the Company’s net debt to total enterprise value was 54.0%. The Company calculates total enterprise value as the sum of net debt, par value of its 6.375% Series A preferred equity, and the market value of the Company's outstanding common shares.

Dividends

On August 23, 2023, the Company announced cash dividends on its common stock and Series A Preferred stock for the third quarter of 2023 of $0.38 per share and $0.40 per share, respectively, payable on September 29, 2023 to stockholders of record as of the close of business on September 14, 2023. The third quarter 2023 common stock cash dividend represents a payout ratio of 80.9% and 79.2% of the Company’s third quarter 2023 Core FFO per diluted share and AFFO per diluted share, respectively.

2023 Outlook

The Company has increased its Core FFO and AFFO outlook for 2023 and has revised certain assumptions to take into account the Company’s year-to-date performance and revised expectations regarding the Company’s operational and investment activities and forecasted capital markets transactions. The Company’s outlook for 2023 assumes continued stability in economic activity, stable or positive business trends related to each of our tenants and other significant assumptions.

The Company’s increased outlook for 2023 is as follows:

	2023 Guidance Range
	Low		High
Core FFO Per Diluted Share	$1.58	to	$1.62
AFFO Per Diluted Share	$1.72	to	$1.76

The Company’s 2023 guidance includes, but is not limited to the following assumptions:

◾	Same-Property NOI decrease of (4%) to (1%), including the impact of completed and forecasted asset sales, bad debt expense, occupancy loss and costs associated with tenants in bankruptcy and/or tenant lease defaults.
◾	General and administrative expense within a range of $14 million to $15 million.
◾	Weighted average diluted shares outstanding of approximately 22.5 million shares.
◾	Year-end 2023 leased occupancy projected to be within a range of 93.0% to 94.0%, after accounting for the Company’s year-to-date and forecasted 2023 income property acquisitions and dispositions.
◾	Investment in income producing assets, including structured investments, between $95 million and $100 million at a weighted average initial cash yield of approximately 7.70%.
◾	Disposition of assets between $38 million and $65 million at a weighted average exit cash yield between 6.15% and 6.75%.

Earnings Conference Call & Webcast

The Company will host a conference call to present its operating results for the quarter ended September 30, 2023 on Friday, October 27, 2023, at 9:00 AM ET.

A live webcast of the call will be available on the Investor Relations page of the Company’s website at www.ctoreit.com or at the link provided in the event details below. To access the call by phone, please go to the link provided in the event details below and you will be provided with dial-in details.

Webcast: https://edge.media-server.com/mmc/p/zzoarkys

Dial-In:   https://register.vevent.com/register/BIc2862b1fbbca4c92b7d5c569a5f682e5

We encourage participants to dial into the conference call at least fifteen minutes ahead of the scheduled start time. A replay of the earnings call will be archived and available online through the Investor Relations section of the Company’s website at www.ctoreit.com.

About CTO Realty Growth, Inc.

CTO Realty Growth, Inc. is a publicly traded real estate investment trust that owns and operates a portfolio of high-quality, retail-based properties located primarily in higher growth markets in the United States. CTO also externally manages and owns a meaningful interest in Alpine Income Property Trust, Inc. (NYSE: PINE), a publicly traded net lease REIT.

We encourage you to review our most recent investor presentation and supplemental financial information, which is available on our website at www.ctoreit.com.

Safe Harbor

Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can typically be identified by words such as “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions, as well as variations or negatives of these words.

Although forward-looking statements are made based upon management’s present expectations and reasonable beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements. Such factors may include, but are not limited to: the Company’s ability to remain qualified as a REIT; the Company’s exposure to U.S. federal and state income tax law changes, including changes to the REIT requirements; general adverse economic and real estate conditions; macroeconomic and geopolitical factors, including but not limited to inflationary pressures, interest rate volatility, distress in the banking sector, global supply chain disruptions, and ongoing geopolitical war; the ultimate geographic spread, severity and duration of pandemics such as the COVID-19 Pandemic and its variants, actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company’s financial condition and results of operations; the inability of major tenants to continue paying their rent or obligations due to bankruptcy, insolvency or a general downturn in their business; the loss or failure, or decline in the business or assets of PINE; the completion of 1031 exchange transactions; the availability of investment properties that meet the Company’s investment goals and criteria; the uncertainties associated with obtaining required governmental permits and satisfying other closing conditions for planned acquisitions and sales; and the uncertainties and risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission.

There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

Non-GAAP Financial Measures

Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”), Core Funds From Operations (“Core FFO”), Adjusted Funds From Operations (“AFFO”), Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma EBITDA”), and Same-Property Net Operating Income (“Same-Property NOI”), each of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs.

FFO, Core FFO, AFFO, Pro Forma EBITDA, and Same-Property NOI do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operating activities as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, impact fee credits, subsurface sales, and land sales, in addition to the mark-to-market of the Company’s investment securities and interest related to the 2025 Convertible Senior Notes, if the effect is dilutive. To derive Core FFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to gains and losses recognized on the extinguishment of debt, amortization of above- and below-market lease related intangibles, and other unforecastable market- or transaction-driven non-cash items. To derive AFFO, we further modify the NAREIT computation of FFO and Core FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, non-cash compensation, and other non-cash amortization, as well as adding back the interest related to the 2025 Convertible Senior Notes, if the effect is dilutive. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals.

To derive Pro Forma EBITDA, GAAP net income or loss attributable to the Company is adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, above- and below-market lease related intangibles, non-cash compensation, and other non-cash income or expense. Cash interest expense is also excluded from Pro Forma EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities.

To derive Same-Property NOI, GAAP net income or loss attributable to the Company is adjusted to exclude extraordinary items (as defined by GAAP), gain or loss on disposition of assets, gain or loss on extinguishment of debt, impairment charges, and depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries, if any, non-cash revenues and expenses such as above- and below-market lease related intangibles, straight-line rental revenue, and other non-cash income or expense. Interest expense, general and administrative expenses, investment and other income or loss, income tax benefit or expense, real estate operations revenues and direct cost of revenues, management fee income, and interest income from commercial loans and investments are also excluded from Same-Property NOI. GAAP net income or loss is further adjusted to remove the impact of properties that were not owned for the full current and prior year reporting periods presented. Cash rental income received under the leases pertaining to the Company’s assets that are presented as commercial loans and investments in accordance with GAAP is also used in lieu of the interest income equivalent.

FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that Core FFO and AFFO are additional useful supplemental measures for investors to consider because they will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. We also believe that Pro Forma EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non-cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance. We use Same-Property NOI to compare the operating performance of our assets between periods. It is an accepted and important measurement used by management, investors and analysts because it includes all property-level revenues from the Company’s properties, less operating and maintenance expenses, real estate taxes and other property-specific expenses (“Net Operating Income” or “NOI”) of properties that have been owned and stabilized for the entire current and prior year reporting periods. Same-Property NOI attempts to eliminate differences due to the acquisition or disposition of properties during the particular period presented, and therefore provides a more comparable and consistent performance measure for the comparison of the Company's properties. FFO, Core FFO, AFFO, Pro Forma EBITDA, and Same-Property NOI may not be comparable to similarly titled measures employed by other companies.

CTO Realty Growth, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	As of
	(Unaudited) September 30, 2023	December 31, 2022
ASSETS
Real Estate:
Land, at Cost	$235,880	$233,930
Building and Improvements, at Cost	588,224	530,029
Other Furnishings and Equipment, at Cost	851	748
Construction in Process, at Cost	4,127	6,052
Total Real Estate, at Cost	829,082	770,759
Less, Accumulated Depreciation	(50,117)	(36,038)
Real Estate—Net	778,965	734,721
Land and Development Costs	698	685
Intangible Lease Assets—Net	105,851	115,984
Assets Held for Sale	14,504	—
Investment in Alpine Income Property Trust, Inc.	38,162	42,041
Mitigation Credits	1,872	1,856
Mitigation Credit Rights	—	725
Commercial Loans and Investments	46,572	31,908
Cash and Cash Equivalents	7,015	19,333
Restricted Cash	22,618	1,861
Refundable Income Taxes	430	448
Deferred Income Taxes—Net	2,363	2,530
Other Assets	47,323	34,453
Total Assets	$1,066,373	$986,545
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts Payable	$3,969	$2,544
Accrued and Other Liabilities	18,660	18,028
Deferred Revenue	6,251	5,735
Intangible Lease Liabilities—Net	11,203	9,885
Long-Term Debt	548,219	445,583
Total Liabilities	588,302	481,775
Commitments and Contingencies
Stockholders’ Equity:
Preferred Stock – 100,000,000 shares authorized; $0.01 par value, 6.375% Series A Cumulative Redeemable Preferred Stock, $25.00 Per Share Liquidation Preference, 2,993,206 shares issued and outstanding at September 30, 2023 and 3,000,000 shares issued and outstanding at December 31, 2022	30	30
Common Stock – 500,000,000 shares authorized; $0.01 par value, 22,701,072 shares issued and outstanding at September 30, 2023; and 22,854,775 shares issued and outstanding at December 31, 2022	227	229
Additional Paid-In Capital	168,875	172,471
Retained Earnings	284,789	316,279
Accumulated Other Comprehensive Income	24,150	15,761
Total Stockholders’ Equity	478,071	504,770
Total Liabilities and Stockholders’ Equity	$1,066,373	$986,545

CTO Realty Growth, Inc.

Consolidated Statements of Operations

(Unaudited)

(In thousands, except share, per share and dividend data)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2023	2022	2023	2022
Revenues
Income Properties	$25,183	$17,694	$70,373	$49,229
Management Fee Income	1,094	951	3,294	2,835
Interest Income From Commercial Loans and Investments	1,114	1,323	2,965	3,331
Real Estate Operations	1,079	3,149	2,602	4,395
Total Revenues	28,470	23,117	79,234	59,790
Direct Cost of Revenues
Income Properties	(7,060)	(5,115)	(20,883)	(13,943)
Real Estate Operations	(152)	(1,661)	(876)	(1,940)
Total Direct Cost of Revenues	(7,212)	(6,776)	(21,759)	(15,883)
General and Administrative Expenses	(3,439)	(3,253)	(10,493)	(8,972)
Provision for Impairment	(929)	—	(1,408)	—
Depreciation and Amortization	(11,669)	(7,305)	(32,814)	(20,401)
Total Operating Expenses	(23,249)	(17,334)	(66,474)	(45,256)
Gain on Disposition of Assets	2,464	4,973	3,565	4,728
Other Gains and Income	2,464	4,973	3,565	4,728
Total Operating Income	7,685	10,756	16,325	19,262
Investment and Other Income (Loss)	1,184	(3,065)	(1,296)	(6,270)
Interest Expense	(6,318)	(3,037)	(16,161)	(7,216)
Income (Loss) Before Income Tax Benefit (Expense)	2,551	4,654	(1,132)	5,776
Income Tax Benefit (Expense)	135	163	(375)	461
Net Income (Loss) Attributable to the Company	2,686	4,817	(1,507)	6,237
Distributions to Preferred Stockholders	(1,195)	(1,195)	(3,585)	(3,586)
Net Income (Loss) Attributable to Common Stockholders	$1,491	$3,622	$(5,092)	$2,651

Per Share Information:
Basic Net Income (Loss) Attributable to Common Stockholders	$0.07	$0.20	$(0.23)	$0.15
Diluted Net Income (Loss) Attributable to Common Stockholders	$0.07	$0.19	$(0.23)	$0.15

Weighted Average Number of Common Shares
Basic	22,484,561	18,386,435	22,556,642	18,044,299
Diluted	22,484,561	21,505,460	22,556,642	18,044,299

Dividends Declared and Paid – Preferred Stock	$0.40	$0.40	$1.20	$1.20
Dividends Declared and Paid – Common Stock	$0.38	$0.38	$1.14	$1.11

CTO Realty Growth, Inc.

Non-GAAP Financial Measures

Same-Property NOI Reconciliation

(Unaudited)

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net Income (Loss) Attributable to the Company	$2,686	$4,817	$(1,507)	$6,237
Loss (Gain) on Disposition of Assets	(2,464)	(4,973)	(3,565)	(4,728)
Provision for Impairment	929	—	1,408	—
Depreciation and Amortization	11,669	7,305	32,814	20,401
Amortization of Intangibles to Lease Income	(487)	(507)	(1,793)	(1,485)
Straight-Line Rent Adjustment	790	600	919	1,645
COVID-19 Rent Repayments	(3)	(26)	(46)	(79)
Accretion of Tenant Contribution	38	38	114	114
Interest Expense	6,318	3,037	16,161	7,216
General and Administrative Expenses	3,439	3,253	10,493	8,972
Investment and Other Income (Loss)	(1,184)	3,065	1,296	6,270
Income Tax (Benefit) Expense	(135)	(163)	375	(461)
Real Estate Operations Revenues	(1,079)	(3,149)	(2,602)	(4,395)
Real Estate Operations Direct Cost of Revenues	152	1,661	876	1,940
Management Fee Income	(1,094)	(951)	(3,294)	(2,835)
Interest Income from Commercial Loans and Investments	(1,114)	(1,323)	(2,965)	(3,331)
Less: Impact of Properties Not Owned for the Full Reporting Period	(7,699)	(1,410)	(19,280)	(5,057)
Same-Property NOI	$10,762	$11,274	$29,404	$30,424

CTO Realty Growth, Inc.

Non-GAAP Financial Measures

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net Income (Loss) Attributable to the Company	$2,686	$4,817	$(1,507)	$6,237
Add Back: Effect of Dilutive Interest Related to 2025 Notes (1)	—	539	—	—
Net Income (Loss) Attributable to the Company, If-Converted	$2,686	$5,356	$(1,507)	$6,237
Depreciation and Amortization of Real Estate	11,651	7,283	32,769	20,359
Loss (Gain) on Disposition of Assets, Net of Tax	(2,741)	(4,973)	(3,565)	(4,728)
Gains on Disposition of Other Assets	(926)	(1,509)	(1,739)	(2,473)
Provision for Impairment	929	—	1,408	—
Unrealized Loss (Income) on Investment Securities	(429)	3,754	5,663	8,102
Extinguishment of Contingent Obligation	—	—	(2,300)	—
Funds from Operations	$11,170	$9,911	$30,729	$27,497
Distributions to Preferred Stockholders	(1,195)	(1,195)	(3,585)	(3,586)
Funds From Operations Attributable to Common Stockholders	$9,975	$8,716	$27,144	$23,911
Amortization of Intangibles to Lease Income	487	507	1,793	1,485
Less: Effect of Dilutive Interest Related to 2025 Notes (1)	—	(539)	—	—
Core Funds From Operations Attributable to Common Stockholders	$10,462	$8,684	$28,937	$25,396
Adjustments:
Straight-Line Rent Adjustment	(790)	(600)	(919)	(1,645)
COVID-19 Rent Repayments	3	26	46	79
Other Depreciation and Amortization	24	(29)	(92)	(199)
Amortization of Loan Costs and Discount on Convertible Debt	199	64	636	510
Non-Cash Compensation	868	812	2,802	2,423
Adjusted Funds From Operations Attributable to Common Stockholders	$10,766	$8,957	$31,410	$26,564

FFO Attributable to Common Stockholders per Common Share – Diluted	$0.44	$0.41	$1.20	$1.33
Core FFO Attributable to Common Stockholders per Common Share – Diluted	$0.47	$0.47	$1.28	$1.41
AFFO Attributable to Common Stockholders per Common Share – Diluted	$0.48	$0.49	$1.39	$1.47

(1)

For the three months ended September 30, 2023 and the nine months ended September 30, 2023 and 2022, interest related to the 2025 Convertible Senior Notes excluded from net income (loss) attributable to the Company to derive FFO effective January 1, 2022 due to the implementation of ASU 2020-06 which requires presentation on an if-converted basis, as the impact to net income (loss) attributable to common stockholders would be anti-dilutive. For the three months ended September 30, 2022, interest related to the 2025 Convertible Senior Notes was added back to net income (loss) attributable to the Company to derive FFO, as the impact to net income (loss) attributable to common stockholders was dilutive.

CTO Realty Growth, Inc.

Non-GAAP Financial Measures

Reconciliation of Net Debt to Pro Forma EBITDA

(Unaudited)

(In thousands)

Three Months Ended September 30, 2023
Net Income Attributable to the Company	$2,686
Depreciation and Amortization of Real Estate	11,651
Gain on Disposition of Assets, Net of Tax	(2,741)
Gains on the Disposition of Other Assets	(926)
Provision for Impairment	929
Unrealized Gain on Investment Securities	(429)
Distributions to Preferred Stockholders	(1,195)
Straight-Line Rent Adjustment	(790)
Amortization of Intangibles to Lease Income	487
Other Non-Cash Amortization	24
Amortization of Loan Costs and Discount on Convertible Debt	199
Non-Cash Compensation	868
Interest Expense, Net of Amortization of Loan Costs and Discount on Convertible Debt	6,119
EBITDA	$16,882

Annualized EBITDA	$67,528
Pro Forma Annualized Impact of Current Quarter Investments and Dispositions, Net (1)	(1,166)
Pro Forma EBITDA	$66,362

Total Long-Term Debt	$548,219
Financing Costs, Net of Accumulated Amortization	1,370
Unamortized Convertible Debt Discount	245
Cash & Cash Equivalents	(7,015)
Restricted Cash	(22,618)
Net Debt	$520,201

Net Debt to Pro Forma EBITDA	7.8x

(1)	Reflects the pro forma annualized impact on Annualized EBITDA of the Company’s investments and disposition activity during the three months ended September 30, 2023.